Exhibit 99.3
SHARE TRANSFER AGREEMENT (NO. 3)
THIS AGREEMENT is made effective July 28, 2006.
BETWEEN:
     BCE INC., a corporation governed by the laws of Canada,
     (the “Vendor”)
                                - and -
     BELL MOBILITY INC., a corporation governed by the laws of Canada,
     (the “Purchaser”).
RECITALS:
A.	The Vendor is the registered and beneficial owner of the issued and outstanding class A common shares in the capital of CGI Group Inc. (the “Shares”) set out in Schedule A attached hereto.

B.	The Vendor has agreed to sell and the Purchaser has agreed to purchase the Shares at the purchase price and on the terms and conditions set forth in this Agreement.
THEREFORE, the parties agree as follows:
1.	Transfer of Shares
The Vendor sells, assigns, transfers and conveys to the Purchaser and the Purchaser purchases from the Vendor, as of the date of this Agreement (the “Effective Date”), all the Vendor’s right, title and interest in and to the Shares for an aggregate purchase price equal to the aggregate fair market value of the Shares (the “Purchase Price”). For the purpose of this Agreement the fair market value of the Shares shall be their closing price on the Toronto Stock Exchange the day prior to the Effective Date.
2.	Delivery of Certificates, etc.
The Vendor hereby delivers to the Purchaser the share certificates representing the Shares duly endorsed for transfer, or accompanied by an irrevocable security transfer power of attorney duly executed and the receipt by the Purchaser thereof is hereby acknowledged.
3.	Satisfaction of Purchase Price
The Purchaser shall satisfy the Purchase Price by the issuance to the Vendor of a promissory note in the principal amount of the Purchase Price, receipt of which is hereby acknowledged.

4.	Effective Conveyance
This Agreement shall operate as an actual conveyance, transfer, assignment and setting over of all the rights, title and interest of the Vendor in and to the Shares as of the Effective Date. The Vendor shall, at the request of the Purchaser, sign, execute and deliver all documents, transfers, assignments, matters and things which are convenient and necessary or which counsel for the Purchaser may advise in order to more completely and effectually convey, assign and transfer to or vest the Shares in the Purchaser and all the rights, title and interest of the Vendor therein.
5.	Further Assurances
The parties shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.
•	Execution and Delivery
This Agreement may be executed by the parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.
6.	Miscellaneous
•	Time is of the essence in the performance of the parties’ respective obligations.

•	This Agreement shall be governed by and interpreted in accordance with the law of the Province of Québec, and the Federal laws of Canada applicable therein.

•	This Agreement shall enure to the benefit of and be binding upon the parties and their successors and assigns.

•	No amendment, supplement, modification, waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any party, shall be binding unless executed in writing by the party to be bound thereby.

•	No party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of each of the other parties.

S-1
IN WITNESS OF WHICH the parties have executed this Agreement effective as of the day indicated above.

BCE INC.
By:	(signed)
	Name:	Siim Vanaselja
	Title:	Chief Financial Officer

BELL MOBILITY INC.
By:	(signed)
	Name:	Richard J. Mannion
	Title:	Vice-President, General Counsel & Corporate Secretary

SCHEDULE A
PURCHASED SHARES

ISSUER	NUMBER AND CLASS OF SHARES
CGI Group Inc.	1,125,186 Class A